U.S. SECURITIES AND EXCHNAGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 3, 2001


                       THE CYBER GROUP NETWORK CORPORATION
                       -----------------------------------
             (Exact name of registrant as specified in its chapter)



                                     NEVADA
                       -----------------------------------
             (State or Jurisdiction of incorporation or origination)


                                    000-28153
                                  -------------
                            (Commission File Number)


                                   33-0901534
                              --------------------
                     (I.R.S. Employer Identification Number)



720 E. Carnegie Dr. Suite 200, San Bernardino, Ca             92408
-------------------------------------------------             -----
    (Address of principal executive offices)                (Zip Code)




                 Registrant's telephone number:  (909) 890-9769
                                                 --------------


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Item 4.        CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

          (a) The relationship with the independent accountant, Singer Lewak Greenbaum & Goldstein LLP (accountant), who was previously engaged as the principal accountant to audit The Cyber Group Network Corporation's (the Company) financial statements has been dissolved. The accountant's report on the financial statements for either of the past two years contained a qualified opinion due to the Company's going concern uncertainty.

               During the Company's two most recent fiscal years and any subsequent interim period preceding the dissolution, there were disagreements with the former accountant regarding quarterly filings and lack of communication between the accountant and the Company. Representatives of the Board of Directors of the Company discussed the subject matter of the disagreements with the former accountant. The Company has authorized the former accountant to respond to inquiries of the successor accountant concerning the subject matter of these disagreements.

          (b) On October 3, 2001, Vavrinek, Trine, Day & Co., LLP (VTD), was engaged to serve as the new principal accountants to audit the Company's financial statements. The decision to retain VTD was approved by the Company's Board of Directors.


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                                    SIGNATURE

Pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.


                                           THE CYBER GROUP NETWORK CORPORATION

DATED:  October 5, 2001
                                           By:  /s/  Gregory D. Evans
                                           Gregory D. Evans, CEO


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